EXHIBIT 10.1.1

AMENDMENT NO. 1
TO THE
THIRD AMENDED AND RESTATED ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) is entered into as of August 8, 2024, by and among ASHFORD HOSPITALITY TRUST, INC. (the “Company”), ASHFORD HOSPITALITY LIMITED PARTNERSHIP (the “Operating Partnership”), ASHFORD TRS CORPORATION (“TRS”), ASHFORD INC. (“AINC”), and ASHFORD HOSPITALITY ADVISORS LLC (“Ashford LLC” and, together with AINC, the “Advisor”).

RECITALS:

WHEREAS, the parties hereto are parties to that certain Third Amended and Restated Advisory Agreement, dated as of March 12, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Advisory Agreement”); and

WHEREAS, the parties hereto desire to amend the Advisory Agreement solely as set forth herein.

NOW, THEREFORE, In consideration of the premises and mutual covenants herein and for other valuable consideration, the parties hereto agree as follows:

AGREEMENT:
Section 1.     Definitions. Capitalized terms used in this Amendment but not defined have the meaning provided in the Advisory Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Advisory Agreement shall refer to the Advisory Agreement after giving effect to this Amendment.
Section 2.    Amendment to the Advisory Agreement. Subsection (iii) of the definition of “Company Change of Control” in Section 13 of the Advisory Agreement is hereby amended and restated to read in its entirety as follows:
“(iii) commencing after the first anniversary of the Prior Effective Date, the consummation of a sale or disposition by the Company of twenty percent (20%) of the gross book value of the Company’s assets over any one-year period or the consummation of a sale or disposition by the Company of thirty percent (30%) of the gross book value of the Company’s assets over any three-year period, exclusive in each case of assets sold or contributed to a platform also advised by the Advisor; provided further that (A) with respect to the calculation at any time after the Effective Date of the percentage of gross book value of the Company’s assets sold or disposed, each of (a) any sale or disposition consummated prior to January 1, 2024 shall be excluded from the numerator of such calculation (but, for the avoidance of doubt, included in the denominator of such calculation) and (b) any sale or disposition of any Hotel Portfolio Asset with respect to KEYS A or KEYS B shall be excluded from the numerator of such calculation (but, for the avoidance of doubt, included in the denominator of such calculation), (B) with respect to the calculation at any time on or prior to the earlier of August 31, 2025 (the

“Highland Outside Date”), or the refinancing of Highland, of the percentage of gross book value of the Company’s assets sold or disposed, any sale or disposition of any Hotel Portfolio Asset with respect to Highland following a Maturity Default of Highland shall be excluded from the numerator of such calculation (but, for the avoidance of doubt, included in the denominator of such calculation), (C) with respect to the calculation at any time on or prior to the earlier of November 30, 2025 (the “KEYS Outside Date”), or the refinancing of KEYS C, KEYS D and KEYS E, respectively, of the percentage of gross book value of the Company’s assets sold or disposed, any sale or disposition of any Hotel Portfolio Asset with respect to KEYS C, KEYS D and KEYS E, respectively, following a Maturity Default of KEYS C, KEYS D or KEYS E, respectively, shall be excluded from the numerator of such calculation (but, for the avoidance of doubt, included in the denominator of such calculation), and (D) with respect to the calculation at any time on or prior to August 31, 2025 (the “JPM8 Outside Date”, and together with the Highland Outside Date and the KEYS Outside Date, the “Outside Date”) of the percentage of gross book value of the Company’s assets sold or disposed, any sale or disposition of any Hotel Portfolio Asset with respect to JPM8 following a JPM8 Event of Default shall be excluded from the numerator of such calculation (but, for the avoidance of doubt, included in the denominator of such calculation); provided, if prior to an Outside Date, a Company Change of Control has not occurred under this clause (iii) due to the provisions of subclause (B), (C) or (D) (but a Company Change of Control would have occurred prior to such Outside Date in the absence of the provisions of subclause (B), (C) and/or (D)), on such Outside Date, a Company Change of Control shall be deemed to have occurred pursuant to a Change of Control Agreement.”

Section 3.     Miscellaneous.

3.1     Advisory Agreement Unaffected. Each reference to the Advisory Agreement shall hereafter be construed as a reference to the Advisory Agreement after giving effect to this Amendment. Except as herein otherwise specifically provided, all provisions of the Advisory Agreement (after giving effect to this Amendment) shall remain in full force and effect and be unaffected hereby.

3.2     Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

3.3     Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature or other electronic transmissions, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

3.4     Governing Law; Consent to Jurisdiction. The provisions of Section 21 of the Advisory Agreement shall be set forth herein mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Stephen Zsigray
Name: Stephen Zsigray
Title: Chief Executive Officer

ASHFORD HOSPITALITY LIMITED PARTNERSHIP
By: Ashford OP General Partner LLC, its general partner

By:	/s/ Deric S. Eubanks
Name: Deric S. Eubanks
Title: Chief Financial Officer

ASHFORD TRS CORPORATION

By:	/s/ Deric S. Eubanks
Name: Deric S. Eubanks
Title: President and Secretary

ASHFORD HOSPITALITY ADVISORS LLC

By:	/s/ Eric Batis
Name: Eric Batis
Title: Chief Executive Officer

ASHFORD INC.

By:	/s/ Alex Rose
Name: Alex Rose
Title: Executive Vice President, General Counsel & Secretary

[Signature Page to Amendment No. 1 to Third Amended and Restated Advisory Agreement]